CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
ARK Funds




       We consent to the use of our report dated June 2, 1995, incorporated by reference herein, and to the reference to our Firm under the caption "AUDITOR" in the Retail Class and Institutional Class and Institutional II Class statement of additional information.



                                        KPMG PEAT MARWICK LLP
                                        /s/


Boston, Massachusetts
December 12, 1995